UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2009, Rodney J. White, Vice President and Chief Accounting Officer of Middleburg Financial Corporation (the “Company”), notified the Company of his resignation, effective November 2, 2009.

Upon effectiveness of Mr. White’s resignation, Raj Mehra, Executive Vice President and Chief Financial Officer of the Company, assumed the responsibilities of principal accounting officer of the Company in addition to his existing duties. As previously disclosed, Mr. Mehra, age 48, was appointed as Executive Vice President and Chief Financial Officer of the Company in October 2009. Prior to joining the Company, Mr. Mehra had served as Executive Vice President and Chief Financial Officer of Fidelity Co-operative Bank since January 2008. From July 2007 to January 2008, he served as President of Chelsea Advisory Services, LLC, a consulting firm specializing in banking and capital markets. He also was Senior Vice President and Chief Financial Officer of Urban Trust Bank from 2005 to July 2007 and a Senior Business Manager with Fannie Mae from 2003 to 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: November 5, 2009	By:	/s/ Gary R. Shook
Gary R. Shook
President